SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDED FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 19, 2004

EMPYREAN COMMUNICATIONS, INC.

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(Exact name of registrant as specified in its charter)

Nevada	0-30118	88-0413417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification No.)

2537 S. Gessner, Suite 114, Houston, TX 77063

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(Address of principal executive offices) (Postal Code)

250 H. Street, #725, Blaine, WA 98230

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Prior Address (Postal Code)

Registrant's telephone number, including area code: (713) 260-7236

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Item 4. Change in Registrant's Certifying Accountant

i. Registrant's primary accountant, Amisano Hanson ("Amisano"), was dismissed on February 19, 2004.

ii. No reports on the financial statements prepared by Amisano since they were retained as registrant's primary accountant in 1995, contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principals.

iii. During the registrant's two most recent fiscal years, and any subsequent interim period preceding the dismissal on February 19, 2004, there were no disagreements with the former accountant, Amisano, or any other former accountant on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Amisano, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their reports.

iv. The registrant has retained the services of Malone & Bailey ("Malone") on February 19, 2004.

v. The registrant has not consulted Malone on the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements, no written or oral advise was provided that was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue.

vi. Registrant has not consulted Malone on any matter that was the subject of a disagreement or a reportable event.

viii. The registrant has provided a copy of this report, on or prior to the date of filing this report with the Commission, to Amisano, and requested that they furnish the registrant with a letter addressed to the Commission stating their approval of or disagreement with the disclosures made herein. Amisano's response letter is attached as an exhibit hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 18, 2004                           EMPYREAN COMMUNICATIONS, INC.

/s/ Robert L. Lee

By: Robert L, Lee

President and Director